EXHIBIT 1.1

                                                    Draft of November 21, 1997


                               4,000,000 SHARES

                              TRIAD MEDICAL INC.

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT

                           DATED DECEMBER ___, 1997
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                            UNDERWRITING AGREEMENT


                                                           December  ___, 1997

NATIONSBANC MONTGOMERY SECURITIES, INC.
SMITH BARNEY INC.
WEDBUSH MORGAN SECURITIES
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES, INC.
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

      INTRODUCTORY. TRIAD Medical Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 4,000,000 shares (the "Firm Shares") of its common stock, par value $.001 per share ("Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 600,000 shares (the "Optional Shares") of Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are herein sometimes collectively called the "Shares." NationsBanc Montgomery Securities, Inc., Smith Barney Inc. and Wedbush Morgan Securities have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

      The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-35449), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to

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confirm sales of the Shares, is called the "Prospectus." All references in this
Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      The Company hereby confirms its agreements with the Underwriters as follows:

      SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents, warrants and covenants to each Underwriter as follows:

      (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

      Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts, instruments or other documents required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or referred to or filed as required.

      (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has delivered to each of the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration

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Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as each of the Representatives has requested for each of the Underwriters.

      (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

      (d) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

      (e) AUTHORIZATION OF THE SHARES. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

      (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. There is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Shares.

      (g) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (including each of the entities identified as "Founding Companies" in SCHEDULE B, each of which (together with any of its subsidiaries) will become a subsidiary of the Company on the Closing Date pursuant to the acquisitions to be consummated on the First Closing Date (as herein defined) as described in the Registration Statement (the "Acquisitions")) (collectively, the "Subsidiaries"), considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or

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made by the Company or, except for dividends paid to the Company or any of the other Subsidiaries, by any of the Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock.

      (h) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, who have expressed their opinions with respect to the historical financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

      (i) PREPARATION OF THE FINANCIAL STATEMENTS. The historical financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the financial position of each of the Company, TRIAD Holdings, Inc. and its subsidiaries, Healthcare Technology Delivery, Inc. and its subsidiaries, Sun Medical, Inc., Custom Medical Specialties, Inc., Kentec Medical, Inc., Products for Surgery, Inc. and its subsidiaries, MegaTech Medical, Inc., Omni Medical, Inc. and PCI Medical, Inc. as of and at the respective dates indicated and the results of each such company's (and, in the case of each of TRIAD Holdings, Inc., Healthcare Technology Delivery, Inc. and Products for Surgery, Inc., their respective subsidiaries) operations and cash flows for the periods specified and on the basis described therein, respectively. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the respective related notes thereto. The pro forma combined financial statements of the Company and the Founding Companies, together with the related notes, as set forth in the Registration Statement, present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or supporting schedules, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K under the Securities Act, are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Unaudited Pro Forma Combined Financial Data," "Prospectus Summary--Summary Historical Financial Data for Accounting Acquirer," "Capitalization" and "Selected Historical and Pro Forma Combined Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements or the pro forma combined financial statements, as the case may be, contained in the Registration Statement.

      (j) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (i) in the case of the Company, to enter into and perform its obligations under this

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Agreement and to issue, sell and deliver the Shares to the Underwriters hereunder and (ii) in the case of the Company and each Subsidiary, as applicable, to enter into and perform its obligations under each of the agreements relating to the Acquisitions, which have been included as exhibits to the Registration Statement (the "Acquisition Agreements") and to carry out the provisions thereof. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Subsidiary (upon giving effect to the Acquisitions) has been duly authorized and validly issued, is fully paid and nonassessable and on the closing of the Acquisitions will be owned by the Company, directly or through one of the other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim. Upon giving effect to the Acquisitions, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

      (k) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is (after giving effect to the closing of the Acquisitions and the issuance of the shares of Common Stock contemplated by the Acquisition Agreements and the issuance of the Shares pursuant to the terms of this Agreement) as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform in all material respects to the descriptions thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (other than the Shares) outstanding as of the First Closing Date (including, without limitation, the shares of Common Stock to be issued in connection with the Acquisitions) will have been, as of the First Closing Date, duly authorized and validly issued, and will be, as of the First Closing Date, fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock as of the First Closing Date will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and bylaws of the Company and the General Corporation Law of the State of Delaware.

      (l) ACQUISITION AGREEMENTS. The execution and delivery of, and the performance by the Company, the Founding Companies and the shareholders of each Founding Company of their

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respective obligations under, the Acquisition Agreements to which they are parties, respectively, have been duly and validly authorized by the Company, the Founding Companies and the shareholders of each Founding Company and each Acquisition Agreement has been duly executed and delivered by the Company and each Founding Company and Founding Company shareholder which is a party to such agreement, and constitutes the legal, valid and binding agreement of the Company and each such Founding Company and Founding Company shareholder, enforceable in accordance with its terms, except as that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except as the enforceability of the provisions contained therein relating to restrictions on competition may be limited under applicable law.

      (m) STOCK EXCHANGE LISTING AND EXCHANGE ACT REGISTRATION. The Shares and the other shares of Common Stock that will be outstanding on the Closing Date have been approved for inclusion on the Nasdaq National Market, and the Common Stock has been duly registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (n) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of the Subsidiaries is in violation of its respective charter, by-laws or other organizational documents. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") in the performance of any obligation, agreement or condition contained in any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's Revolving Credit Facility with First National Bank of Chicago, as agent, and the lenders named therein (the "Revolving Credit Facility")), or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an "Existing Instrument"), except for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and the Company's and each of the Subsidiaries' execution and delivery of the Acquisition Agreements to which it is a party and consummation of the transactions contemplated thereby
(i) has been duly authorized by all necessary corporate action and have not and will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any

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court or other governmental or regulatory authority or agency, is required for
(i) the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and
(ii) the Company's and each of the Subsidiaries' execution and delivery of the Acquisition Agreements to which it is a party and consummation of the transactions contemplated thereby; except such as have been obtained or made by the Company or the Subsidiary, as applicable, and are in full force and effect under the Securities Act, the Exchange Act, applicable state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules thereunder, and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder (or any person acting on such holder's behalf) of any note, debenture or other evidence of indebtedness (other than indebtedness to be repaid on the First Closing Date with proceeds from the sale of the Firm Shares hereunder, as contemplated under the caption "Use of Proceeds" in the Prospectus) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

      (o) NO MATERIAL ACTIONS OR PROCEEDINGS. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of the Subsidiaries, or, to the best of the Company's knowledge, with the employees of any principal supplier, contractor or customer of the Company or any Subsidiary, exists or, to the best of the Company's knowledge, is threatened or imminent, except for any such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

      (p) INTELLECTUAL PROPERTY RIGHTS. The Company and each of the Subsidiaries own or possess enforceable rights to use all trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") described in the Prospectus or the Acquisition Agreements as being owned by them or any of them or material to the conduct of their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries (A) has received a notice of, or knows of any basis for, any conflict with the asserted rights of others with respect to any of the foregoing or (B) has knowledge of any infringement by any other person or entity with respect to any of the foregoing.

      (q) ALL NECESSARY PERMITS, ETC. The Company and each Subsidiary possess such valid and current certificates, authorizations, licenses or permits (collectively, "Permits") issued by the

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appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for any Permits as to which the failure to possess the same would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, nor does the Company or any Subsidiary have any reason to believe that any such Permit will not be renewed, except for such revocations, modifications, failures to be in compliance, or non-renewals as would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each of the Subsidiaries have fulfilled and performed all their respective current material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries.

      (r) TITLE TO PROPERTIES. The Company and each of the Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above or in the Acquisition Agreements, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in the Registration Statement and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

      (s) TAX LAW COMPLIANCE. Except as disclosed in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries (i) have filed in a timely manner all federal, state and foreign income and franchise tax returns required to be filed by them (or have properly requested extensions thereof), which returns are complete and accurate, and (ii) have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each Subsidiary have made adequate charges, accruals and reserves in the applicable financial statements referred to in
Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries, as applicable, has not been finally determined. Neither the Company nor any of the Subsidiaries will incur any material federal or state income tax liability by reason of any of the Acquisitions.

      (t) COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an

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"investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (u) INSURANCE. Each of the Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, and all such policies are in full force and effect. The Company and each of the Subsidiaries are in compliance with the terms of all such policies and instruments in all material respects. The Company has no reason to believe that it or any Subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied. There are no material claims by the Company or any of the Subsidiaries under any insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

      (v) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

      (w) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

      (x) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

      (y) ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) its transactions and those of the Subsidiaries are executed in accordance with management's general or specific authorization; (ii) its transactions and those of the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to its assets and those of the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for its assets and those of the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The

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Company's and each of the Subsidiaries' accounting systems and other computer-based information systems are currently fully functional and capable of functioning in the year 2000 and beyond or the software codes utilized therein are capable of being converted to provide full functionality in the year 2000 and beyond without material expense to the Company or any of the Subsidiaries and without any significant interruption to or interference with the business operations or administration of the Company or any of the Subsidiaries.

      (z) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of the Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of the Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company or any Subsidiary has received notice, no investigation with respect to which the Company or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of the Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

      (aa) ERISA COMPLIANCE. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and the Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, any of the Subsidiaries or their "ERISA Affiliates" (as defined below), respectively, are in compliance in all material respects with ERISA, (ii) no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, (iii) no "employee benefit plan" established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates, respectively, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA), (iv) neither the Company, any of the Subsidiaries nor any of their ERISA Affiliates, respectively, has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") and (v) each "employee benefit plan" established or maintained by the Company, any of the Subsidiaries or any of their ERISA Affiliates, respectively that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except for such failures to be in compliance, occurrences, unfunded benefit liabilities, liabilities or failures to qualify as would not, individually or in the aggregate, result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Section 414(b),(c),(m) or (o) of the Code of which the Company or such Subsidiary is a member.

      Any certificate signed by an officer of the Company and delivered to any Representative or to counsel for the Underwriters on the First Closing Date or the Second Closing Date in connection with this Agreement or any of the transactions contemplated hereby shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

      SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.

      THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[___] per share.

      THE FIRST CLOSING DATE. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NationsBanc Montgomery Securities, Inc., 9 West 57th Street, 40th Floor, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York time, on [______________], 1997, or such other time and date not later than 1:30 p.m. New York time , on [_____________], 1997 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

      THE OPTIONAL SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 600,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

      PUBLIC OFFERING OF THE SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their judgment, have determined is advisable and practicable.

      PAYMENT FOR THE SHARES. Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

      It is understood that the Representatives have been authorized, for their respective own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. NationsBanc Montgomery Securities, Inc., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against payment by wire transfer of immediately available funds of the aggregate purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against payment by wire transfer of immediately available funds of the aggregate purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:01 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

      SECTION 3.  ADDITIONAL COVENANTS.

      The Company further covenants and agrees with each Underwriter as follows:

      (a) REPRESENTATIVE'S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which any Representative reasonably objects.

      (b) SECURITIES ACT COMPLIANCE. After the date of this Agreement, the Company shall advise the Representatives promptly (and, if requested by the Representatives, confirm such advice in writing) of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

      (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

      (e) BLUE SKY COMPLIANCE. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (if applicable) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

      (h) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending [_____________], 1998 that satisfies the provisions of Section 11(a) of the Securities Act.

      (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

      (j) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period of two years following the date of the Prospectus (the "Lock-Up Period"), the Company will not, without the prior written consent of NationsBanc Montgomery Securities, Inc. (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities, Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, distribute, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); PROVIDED, HOWEVER, that the Company may (i) issue shares of Common Stock in connection with the Acquisitions, (ii) issue shares of Common Stock or options to purchase Common Stock, or Common Stock upon exercise of options, pursuant to any warrants, stock option, stock bonus or other stock plan or arrangement described in the Prospectus, so long as the recipients of those shares, options or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the Lock-Up Period without the prior written consent of NationsBanc Montgomery Securities, Inc. pursuant to an agreement in form and substance substantially the same as the form set forth in EXHIBIT D hereto (PROVIDED, HOWEVER, that, if any such recipient is an employee of the Company or any Subsidiary but is not an executive officer or director of the Company or a holder of five percent or more of the outstanding shares of Common Stock at any time during the first 180 days of the Lock-Up Period, then the Lock-Up Period shall be deemed to have expired as of the end of that 180-day period), and (iii) issue shares of Common Stock in connection with future acquisitions (provided that, during the first year of the Lock-Up Period, no more than 3,000,000 shares in the aggregate are issued in connection with such acquisitions without the prior written consent of NationsBanc Montgomery Securities, Inc.), so long as the recipients of those shares agree in writing not to sell, offer or dispose of or otherwise transfer any such shares during the first year of the Lock-Up Period without the prior written consent of NationsBanc Montgomery Securities, Inc. pursuant to an agreement in form and substance substantially the same as the form set forth in Exhibit D hereto.

      (k) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company will furnish to the Representatives, in care of NationsBanc Montgomery Securities, Inc., at 600 Montgomery Street, San Francisco, CA 94111, Attention: ________________________: (i) as soon as practicable after the end of each fiscal year, when made available to stockholders of the Company generally, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Nasdaq National Market or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

      SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors,
(v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares,
(viii) the fees and expenses associated with including the Shares on the Nasdaq National Market, and (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof, the Representatives shall have received from Arthur Andersen LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

      (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, the Second Closing Date:

            (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

            (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

      (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, the Second Closing Date:

            (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

            (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

      (d) OPINION OF COUNSEL FOR THE COMPANY. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Porter & Hedges, L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as EXHIBIT A (and the Representatives shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (e) OPINION OF GROUP COUNSEL FOR THE FOUNDING COMPANIES. On the First Closing Date, the Representatives shall have received the favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Founding Companies (other than TRIAD Holdings, Inc.) and of Stradling, Yocca, Carlson & Rauth, counsel for TRIAD Holdings, Inc., each dated as of such Closing Date, the form of which is attached as EXHIBIT B (and the Representatives shall have received an additional [___] conformed copies of each of such counsel's legal opinion for each of the several Underwriters).

      (f) OPINION OF LOCAL COUNSEL FOR THE FOUNDING COMPANIES. On the First Closing Date, the Representatives shall have received the favorable opinion of each of the local counsel for each of the Founding Companies, as specified on SCHEDULE C hereto, dated as of such Closing Date, the form of which is attached as EXHIBIT C (and the Representatives shall have received an additional [____] conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (g) OPINION OF COUNSEL FOR THE UNDERWRITERS. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs 1, 9, 10, 11 and 12 (with respect to the captions "Description of Capital Stock" and "Underwriting" under subparagraph (a) only) and the next-to-last paragraph of EXHIBIT A (and the Representatives shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (h) ACQUISITIONS. On the First Closing Date, the Acquisitions shall have been consummated on the terms set forth in the Registration Statement and the Acquisition Agreements, without waiver or modification of any material terms or provisions of any Acquisition Agreement, except as may be approved by the Representatives.

      (i) OFFICERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

            (iii) the Company has complied with all the agreements herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

      (j) BRING-DOWN COMFORT LETTER. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from Arthur Andersen LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date (and, in any event, shall not be prior to the date of this Agreement), as the case may be (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

      (k) LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY. On or prior to the date hereof, the Company shall have furnished or caused to be furnished to the Representatives an agreement in substantially the form of EXHIBIT D hereto (with such modifications thereto as have, in certain circumstances, been approved by the Representatives) from (i) each of the directors and officers of the Company, (ii) each stockholder of the Company (without giving effect to the Acquisitions) and each holder of a warrant or option to purchase Common Stock and (iii) each person receiving shares of Common Stock in any Acquisition, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

      (l) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

      SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11(i), (iv) or (v), or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

      This Agreement shall not become effective until the later of (i) the execution and delivery of this Agreement by all the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

      Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 8.  INDEMNIFICATION.

      (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by NationsBanc Montgomery Securities, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the outside front cover page of the Prospectus, (B) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (C) in the table in the first paragraph and in the second, sixth, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities, Inc. in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it in its good faith judgment considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each such case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      SECTION 9.  CONTRIBUTION.

      If the indemnification provided for in Section 8 is for any reason held to be unavailable to or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

      Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the

Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the nondefaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8, Section 9 and this Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

      As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company or any of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company and the Subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

      SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Representatives:

      c/o  NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California  94111
      Facsimile:  (415) 249-5508
      Attention:  Jeff B. Child

      with a copy to:

      NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California  94111
      Facsimile:  (415) 249-5553
      Attention:  David A. Baylor, Esq.

      If to the Company:

      TRIAD Medical Inc.
      23161 Mill Creek Drive, Suite 300
      Laguna Hills, California  92653
      Facsimile:  (714) 770-0727
      Attention:  Walter D. Wallach

Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE
OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN
SUCH STATE.

      SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party for whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

      Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of

Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          Very truly yours,

                                          TRIAD MEDICAL INC.



                                          By:____________________________
                                              William C. Klintworth, Jr.
                                              Chief Executive Officer

      The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES, INC.
SMITH BARNEY INC.
WEDBUSH MORGAN SECURITIES

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By: NATIONSBANC MONTGOMERY SECURITIES, INC.



By:
Name:

                                                                    SCHEDULE A

                                                             NUMBER OF
                                                              FIRM SHARES
UNDERWRITERS                                                  TO BE PURCHASED

NationsBanc Montgomery Securities, Inc................         __________
Smith Barney Inc......................................         __________
Wedbush Morgan Securities.............................         __________


                                                               ----------

      Total                                                     4,000,000

                                                                    SCHEDULE B

                              FOUNDING COMPANIES

TRIAD Holdings, Inc., a Delaware corporation

Healthcare Technology Delivery, Inc., a Delaware corporation

Sun Medical, Inc., a Texas corporation

Custom Medical Specialties, Inc., an Indiana corporation

Kentec Medical, Inc., a California corporation

Products for Surgery, Inc., a Texas corporation

MegaTech Medical, Inc., a Maryland corporation

Omni Medical, Inc., a Washington corporation

New England Medical Specialties, Inc., a Connecticut corporation

Professional Equipment Co., Inc., a Connecticut corporation

Wilson Medical Specialties, Inc., a Washington corporation

                                                                    SCHEDULE C


                     LOCAL COUNSEL FOR FOUNDING COMPANIES



           FOUNDING COMPANY                          LOCAL COUNSEL
TRIAD Holdings, Inc.                    Stradling Yocca Carlson & Rauth,
                                        a Professional Corporation
Healthcare Technology Delivery, Inc.    [To Come]
Sun Medical, Inc.                       [To Come]
Custom Medical Specialties, Inc.        [To Come]
Kentec Medical, Inc.                    [To Come]
Products for Surgery, Inc.              [To Come]
MegaTech Medical, Inc.                  [To Come]
Omni Medical, Inc.                      [To Come]
New England Medical Specialties, Inc.   [To Come]
Professional Equipment Co., Inc.        [To Come]
Wilson Medical Specialties, Inc.        [To Come]

                                                                     EXHIBIT A

THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.

      Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement. References to the Prospectus in this EXHIBIT A include any supplements thereto at the Closing Date.

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      2. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Prospectus and to (i) enter into and perform its obligations under the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as provided therein and (ii) enter into and perform its obligations under each of the Acquisition Agreements and to carry out the provisions thereof.

      3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

      4. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

      5. All of the issued and outstanding capital stock of each Subsidiary (upon giving effect to the Acquisitions) has been duly authorized and validly issued, is fully paid and nonassessable and on the closing of the Acquisitions will be owned by the Company, directly, or through one of the other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or, to the knowledge of such counsel, any pending or threatened claim, except for the security interests therein in favor of the lenders under the Revolving Credit Facility securing the obligations thereunder.

      6. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms in all material respects to the descriptions thereof set forth in the Prospectus. After giving effect to the closing of the Acquisitions and the issuance of the shares of Common Stock contemplated by the Acquisition Agreements, but without giving effect to the issuance of the Shares pursuant to the terms of the Underwriting Agreement, the Company has issued and outstanding _________ shares of Common Stock and no shares of preferred stock. All of those outstanding shares of Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) were not issued in violation of or subject to any preemptive rights, rights of first refusal or similar rights under the Company's charter, bylaws or other organizational documents, the laws of the State of Delaware or, to such counsel's knowledge, otherwise and (d) to such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and bylaws of the Company and the General Corporation Law of the State of Delaware. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

      7. No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (a) by operation of the charter or bylaws of the Company or the General Corporation Law of the State of Delaware or
(b) to the knowledge of such counsel, otherwise.

      8. The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as that enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except as rights to indemnity and contribution thereunder may be limited by applicable Federal or state laws.

      9. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

      10. Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

      11. The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes thereto and the auditors' reports thereon and the other financial data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the Securities Act.

      12. The statements (a) in the Prospectus under the captions "Risk Factors--Government Regulation," "Risk Factors--Potential Effect of Shares Eligible for Future Sale on Price of Common Stock," "Risk Factors--Preferred Stock; Potential Anti-Takeover Effects," "The Company--Summary of Terms of the Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Combined--Liquidity and Capital Resources," "Management's Discussion and Analysis of Financial Condition and Results of Operations--THI--Liquidity and Capital Resources," "Business--Manufacturer Relationships," "Business--Facilities," "Business--Government Regulation," "Business--Litigation and Insurance," "Management--Executive Compensation; Employment Agreements," "Management--Incentive Plan," "Certain Transactions," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriting" and (b) in Item 14 and Item 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

      13. To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

      14. To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, respectively; and the descriptions thereof and references thereto are correct in all material respects.

      15. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the NASD.

      16. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder: (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) will not result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary; (c) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, (i) the Revolving Credit Facility or
(ii) to the best knowledge of such counsel, any other Existing Instrument which has been described in or filed as an exhibit to the Registration Statement, except for such conflicts, breaches, defaults, Debt Repayment Triggering Events, liens, charges and encumbrances as would not, and such consents the absence of which would not, individually or in the aggregate, result in a Material Adverse Change; and (d) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.

      17. The Shares and the other shares of Common Stock that will be outstanding on the Closing Date have been approved for inclusion on the Nasdaq National Market.

      18. The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

      19. To the knowledge of such counsel, there are no persons with (a) registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement or (b) any right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

      20. To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its charter, bylaws or other organizational documents or any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Existing Instrument which has been described in or filed as an exhibit to the Registration Statement, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

      21. The execution and delivery of each of the Acquisition Agreements by the Company and the performance by the Company of its obligations thereunder, respectively: (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) have not and will not result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any Subsidiary; (c) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, (i) the Revolving Credit Facility or (ii) to the knowledge of such counsel, any other Existing Instrument which has been described in or filed as an exhibit to the Registration Statement, except for such conflicts, breaches, defaults, Debt Repayment Triggering Events, liens, charges and encumbrances as would not, and such consents the absence of which would not, individually or in the aggregate, result in a Material Adverse Change; and (d) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary which has been described in or filed as an exhibit to the Registration Statement, except for such conflicts, breaches, defaults, Debt Repayment Triggering Events, liens, charges and encumbrances as would not, and such consents the absence of which would not, individually or in the aggregate, result in a Material Adverse Change.

      22. Each of the Acquisition Agreements has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether that enforceability is considered in a proceeding in equity or at law), and except as the enforceability of the provisions contained in the Acquisition Agreements establishing restrictions on competition may be limited by applicable Federal or state laws.

      23. Each of the Acquisitions has been consummated pursuant to the terms of the Acquisition Agreement related thereto.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel has not undertaken to determine independently, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

      In rendering such opinion, such counsel may rely (a) as to matters (i) involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York or the State of Texas or the federal law of the United States or (ii) concerning the Subsidiaries as set forth in paragraphs 4, 20 and 21 above, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (b) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Triad Healthcare Corporation, et al.-1-            ______________ ___, 1997

                                                                     EXHIBIT B

           [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
             or Stradling, Yocca, Carlson & Rauth, as applicable]




                                                      ______________ ___, 1997

TRIAD Medical Inc.
23161 Mill Creek Drive, Suite 300
Laguna Hills, California 92653

NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Wedbush Morgan Securities
      as Representatives of the several Underwriters
c/o NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California  94111

Gentlemen:

      We have acted as counsel to TRIAD Holdings, Inc., a Delaware corporation ("THI"), Custom Medical Specialties, Inc., an Indiana corporation ("Custom"), Healthcare Technology Delivery, Inc., a Delaware corporation ("HTD"), Kentec Medical, Inc., a California corporation ("Kentec"), MegaTech Medical, Inc., a Maryland corporation ("MegaTech"), New England Medical Specialties, Inc., a Connecticut corporation ("NEMS"), Omni Medical, Inc., a Washington corporation ("Omni Medical"), Products for Surgery, Inc., a Texas corporation ("PSI"), Professional Equipment Co., Inc., a Connecticut corporation ("Professional Equipment"), Sun Medical, Inc., a Texas corporation ("Sun"), and Wilson Medical Specialties, Inc., a Washington corporation ("Wilson") (THI, Custom, HTD, Kentec, MegaTech, NEMS, Omni Medical, PSI, Professional Equipment, Sun and Wilson each being a "Founding Company" and, collectively, the "Founding Companies"), in connection with the following agreements, each dated as of September 9, 1997 (each being an "Acquisition Agreement" and, collectively, the "Acquisition Agreements"): (i) the Agreement and Plan of Reorganization among TRIAD Medical Inc. ("TRIAD"), TRIAD Acquisition, Inc., a Delaware corporation, THI and the stockholders of THI, (ii) the Agreement and Plan of Reorganization among TRIAD, Custom Acquisition, Inc., an Indiana corporation, Custom and the sole stockholder of Custom, (iii) the Agreement and Plan of Reorganization among TRIAD, HTD Acquisition, Inc., a Delaware corporation, HTD and the stockholders of HTD, (iv) the Agreement and Plan of Reorganization among TRIAD, Kentec Acquisition, Inc., a California corporation, Kentec and the

Triad Healthcare Corporation, et al.-2-            ______________ ___, 1997

sole stockholder of Kentec, (v) the Agreement and Plan of Reorganization among TRIAD, MegaTech Acquisition, Inc., a Maryland corporation, MegaTech and the stockholders of MegaTech, (vi) the Agreement and Plan of Reorganization among TRIAD, NEMS Acquisition, Inc., a Connecticut corporation, NEMS and the stockholders of NEMS, (vii) the Agreement and Plan of Reorganization among TRIAD, Omni Acquisition, Inc., a Washington corporation, Omni Medical and the stockholders of Omni Medical, (viii) the Agreement and Plan of Reorganization among TRIAD, PFS Acquisition, Inc., a Texas corporation, PSI and the stockholders of PSI, (ix) the Agreement and Plan of Reorganization among TRIAD, Professional Acquisition, Inc., a Connecticut corporation, Professional Equipment and the stockholders of Professional Equipment, (x) the Agreement and Plan of Reorganization among TRIAD, Sun Acquisition, Inc., a Texas corporation, Sun and the sole stockholder of Sun and (xi) the Agreement and Plan of Reorganization among TRIAD, Wilson Acquisition, Inc., a Washington corporation, Wilson and the stockholders of Wilson. This opinion is delivered to you pursuant to Section 7.04(a)(ii)(B)(2) of each of the Acquisition Agreements and Section 5(e) of the Underwriting Agreement dated __________ ___, 1997 (the "Underwriting Agreement"), among TRIAD and NationsBanc Montgomery Securities, Inc., Smith Barney Inc. and Wedbush Morgan Securities, individually and as representatives of the several underwriters named in Schedule A thereto. Except where otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings given to them in the Uniform Provisions for the Acquisition of Founding Companies, which is incorporated by reference into and forms a part of each of the Acquisition Agreements.

      We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Acquisition Agreements, the respective Certificates of Merger referred to in (and as defined in) the Acquisition Agreements, the Charter Documents, each as amended to date, of each of the Founding Companies, corporate records of each of the Founding Companies, including minute books as furnished to us by the Founding Companies, certificates of public officials and of representatives of the Founding Companies and such statutes and other instruments and documents as we have deemed appropriate as a basis for the opinions hereinafter expressed.

      In rendering the following opinions, we have relied on the respective representations and warranties of the Founding Companies and their respective stockholders contained in the Acquisition Agreements and in certificates of officers of the Founding Companies with respect to the accuracy of the factual matters that form the basis for any of the opinions contained herein. In making our examination, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies of original documents conform to those original documents and all those original documents are authentic. In addition, we have assumed the due authorization, execution and delivery of all documents referred to herein by the parties thereto other than the Founding Companies and their respective stockholders.

Triad Healthcare Corporation, et al.-3-            ______________ ___, 1997

      On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

      1. Each Acquisition Agreement has been duly executed and delivered by the Founding Company party thereto and constitutes the legal, valid and binding obligation of that Founding Company, enforceable against that Founding Company in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing. Each Acquisition Agreement has been duly executed and delivered by each of the stockholders of the Founding Company party thereto and constitutes the legal, valid and binding obligation of each of those stockholders, enforceable against each of those stockholders in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing.

      2. Neither the execution, delivery and performance of the Acquisition Agreements nor the consummation of the transactions contemplated thereby will
(a) violate, breach or constitute a default under (i) any Governmental Requirement known to us and applicable to any of the Founding Companies or (ii) any Material Agreement of any of the Founding Companies known to us or (b) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Founding Companies (or upon any revenues, income or profits of any of the Founding Companies therefrom) pursuant to any such Material Agreement.

      3. Except for the filings of the Certificates of Merger with the applicable Governmental Authorities, no Governmental Approvals are required to be obtained, and no reports or notices or filings with any Governmental Authority are required to be made, by any Founding Company or any stockholder of any Founding Company for the execution, delivery or performance by each Founding Company of the Acquisition Agreement to which it is a party, the enforcement against that Founding Company and its stockholders of their respective obligations thereunder or the effectuation of the merger or the other transactions contemplated thereby to be effected at or prior to the Closing.

      4. To our knowledge, there is no pending or threatened litigation that (a) questions the validity of any Acquisition Agreement or any action taken or to be taken by any Founding Company or any stockholder of any Founding Company in connection with the Acquisition Agreements, at law or in equity, before or by any Governmental Authority or before any arbitrator or (b) if adversely determined, would have a material adverse effect (i) on the condition (financial or other), earnings, business, operations or prospects of any Founding Company,
(ii) on the ability of any Founding

Triad Healthcare Corporation, et al.-4-            ______________ ___, 1997

Company to perform its obligations under the Acquisition Agreement to which it is a party or (iii) on the ability of any stockholder of any Founding Company to perform his, her or its obligations under the Acquisition Agreement to which he, she or it is a party.

      5. Each of the mergers contemplated by the Acquisition Agreements has been consummated pursuant to the terms of the Acquisition Agreement related thereto.

      In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Founding Companies and their stockholders in connection with the negotiation, execution and delivery of the Acquisition Agreement and related matters, without any independent investigation by any lawyer of this Firm.

      The opinions expressed in paragraph 1 above are subject to the additional qualification that we express no opinion as to the enforceability of (a) any severability or reformation provisions contained in any Acquisition Agreement,
(b) any provisions in any Acquisition Agreement which purport to entitle a party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (c) any provisions of any Acquisition Agreement purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders or (d) any provisions of any Acquisition Agreement that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

      This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is being furnished to you for use solely in connection with the transactions being consummated pursuant to the Acquisition Agreements or the Underwriting Agreement. No other use or distribution of this opinion may be made without our prior written consent, except that this opinion may be provided to and relied upon by ______________, as Agent, and the other [Lenders] parties to the [Credit Agreement] dated __________ ___, 1997 with TRIAD.

                                          Very truly yours,

TRIAD Medical Inc., et al.          -1-            ______________ ___, 1997

                                                                     EXHIBIT C

               [Letterhead of Local Counsel to Acquired Company]

                                                         ___________ ___, 1997

TRIAD Medical Inc.
23161 Mill Creek Drive, Suite 300
Laguna Hills, California 92653
NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Wedbush Morgan Securities
      as Representatives of the several Underwriters
c/o NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California  94111

Gentlemen:

      We have acted as counsel to _______________, a corporation _________________, a _____________ corporation (the "Company"), ________________
and _______________ (together, the "Stockholders"), in connection with the Agreement and Plan of Reorganization dated as of September 9, 1997 (the "Acquisition Agreement"), by and among TRIAD Medical Inc., a Delaware corporation ("TRIAD"), ___________ Acquisition, Inc., a _____________
corporation ("TRIAD Sub"), the Company and the Stockholders. This opinion is delivered to you pursuant to Section 7.04(a)(ii)(B)(2) of the Acquisition Agreement and Section 5(f) of the Underwriting Agreement dated _______________ ___, 1997 (the "Underwriting Agreement") by and between TRIAD and NationsBanc Montgomery Securities, Inc., Smith Barney Inc. and Wedbush Morgan Securities, individually and as representatives of the several underwriters named in Schedule A thereto. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

      We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Acquisition Agreement, the Certificate of Merger dated ______________ ___, 1997 with respect to the Merger between TRIAD Sub and the Company, [the Employment Agreement[s] dated as of September 9, 1997, between the Company and [each of] _______________ (the "Employment Agreement[s]"),] the Charter Documents, each as amended to date, of the Company, corporate

TRIAD Medical Inc., et al.          -2-            ______________ ___, 1997

records of the Company, including minute books as furnished to us by the Company, certificates of public officials and of representatives of the Company and such statutes and other instruments and documents as we have deemed appropriate as a basis for the opinions hereinafter expressed.

      In rendering the following opinions, we have relied on the respective representations and warranties of the Stockholders and the Company contained in the Acquisition Agreement and in certificates of the Stockholders and of officers of the Company with respect to the accuracy of the factual matters that form the basis for any of the opinions contained herein. In making our examination, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies of original documents conform to those original documents and all those original documents are authentic. In addition, we have assumed the due authorization, execution and delivery of all documents referred to herein by the parties thereto other than the Stockholders and the Company and the due authority of all persons executing such documents except the Stockholders and the persons executing those documents on behalf of the Company.

      On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the [State][Commonwealth] of ____________ and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. [The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the [State][Commonwealth] of _________________ in which the failure to so qualify would have a material adverse effect on its business.][The Company is not required to be qualified as a foreign corporation to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business.] To our knowledge, the Company is not in violation of any provision of its Charter Documents.

      2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Acquisition Agreement and to effectuate the Merger and the other transactions contemplated thereby to be effected at or prior to the Closing. The execution and delivery of the Acquisition Agreement by the Company, and the performance by the Company of its obligations under the Acquisition Agreement, have been duly authorized by all necessary corporate action and proceedings required under its Charter Documents and applicable Governmental Requirements. Each Stockholder has the legal capacity to execute, deliver and perform such Stockholder's obligations under the Acquisition Agreement [and the Employment Agreement to which such Stockholder is a party, if any].

TRIAD Medical Inc., et al.          -3-            ______________ ___, 1997

      3. [Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the [State][Commonwealth] of __________________ and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. [Each subsidiary of the Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the [State][Commonwealth] of _________________ in which the failure to so qualify would have a material adverse effect on its business.] [No such subsidiary is required to be qualified as a foreign corporation to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business.] To our knowledge, no such subsidiary is in violation of any provision of its Charter Documents.]

      [4. All the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company directly or indirectly through wholly owned subsidiaries, free and clear of any Lien or, to the best knowledge of such counsel, any pending or threatened claim.]

      5. The Acquisition Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing. The Acquisition Agreement has been duly executed and delivered by the Stockholders and constitutes the legal, valid and binding obligation of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing. [The] Employment Agreement[s] to which [_____________ is a party] [__________, _______________, and _________________, respectively, are parties] [has][have each] been duly executed and delivered by the Stockholder party thereto and constitutes the legal, valid and binding obligation of that Stockholder, enforceable against that Stockholder in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing.]

      6. Neither the execution, delivery and performance of the Acquisition Agreement nor the consummation of the transactions contemplated thereby do or will (a) violate, breach or

TRIAD Medical Inc., et al.          -4-            ______________ ___, 1997

constitute a default under (i) any Charter Document of the Company [or any of its subsidiaries], (ii) any Governmental Requirement applicable to the Company [or any of its subsidiaries] or (iii) any Material Agreement of the Company [or any of its subsidiaries] known to us or (b) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company [or any of its subsidiaries] (or upon any revenues, income or profits of the Company [or any of its subsidiaries] therefrom) pursuant to any such Material Agreement. The execution, delivery and performance in accordance with its terms by any Stockholder of the Acquisition Agreement [and the Employment Agreement[s]], and the consummation of the transactions contemplated thereby do not and will not, (a) violate or conflict with any Governmental Requirement applicable to any of the Stockholders, (b) breach or constitute a default under any material agreement or instrument known to us to which any Stockholder is a party or by which any Stockholder or any of the shares of Company Capital Stock owned by any Stockholder are bound or subject or
(c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any Stockholder (or upon any revenues, income or profits of any Stockholder therefrom) or the Company [or any of its subsidiaries] pursuant to any such agreement or instrument.

      7. Except for the filing of the Certificate of Merger with the [Secretary of State] of the [State][Commonwealth] of ________________ , no Governmental Approvals are required to be obtained, and no reports or notices or filings with any Governmental Authority are required to be made, by the Company or any Stockholder for the execution, delivery or performance by the Company of the Acquisition Agreement, the enforcement against the Company and the Stockholders of their respective obligations thereunder or the effectuation of the Merger or the other transactions contemplated thereby to be effected at or prior to the Closing.

      8. To our knowledge, except pursuant to the Acquisition Agreement, there are no existing options, warrants, subscriptions or other rights to purchase or securities convertible into or exchangeable for, the capital stock of the Company [or any of its subsidiaries]. To our knowledge, except as disclosed pursuant to the Acquisition Agreement, neither the Company nor any Stockholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, except for the Acquisition Agreement, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of the Company [or any of its subsidiaries] or all or substantially all the assets of the Company.

      9. [Each of] the Company [and its subsidiaries] has obtained all consents of all third parties necessary under each lease (whether relating to real property or personal property) to which it is a party for the consummation of the transactions contemplated by the Acquisition Agreement.

      10. To our knowledge, there is no pending or threatened Litigation that
(a) questions the validity of the Acquisition Agreement [or the Employment Agreement[s]] or any action taken or to be taken by the Company or any Stockholder in connection with the Acquisition Agreement [or the

TRIAD Medical Inc., et al.          -5-            ______________ ___, 1997

Employment Agreement[s]], at law or in equity, before or by any Governmental Authority or before any arbitrator or (b) if adversely determined, would have a material adverse effect (i) on the condition (financial or other), earnings, business, operations or prospects of the Company [and its subsidiaries, taken as a whole], (ii) on the ability of the Company to perform its obligations under the Acquisition Agreement or (iii) on the ability of any Stockholder to perform his [or her] obligations under the Acquisition Agreement [or the Employment Agreement[s]].

      11. Immediately prior to the Effective Time: (a) the authorized Capital Stock of the Company consisted of _______ shares of common stock, par value $___ per share, of which _______ shares were issued and outstanding; (b) all such outstanding shares of Capital Stock of the Company were (i) duly authorized and validly issued in accordance with the applicable Governmental Requirements of the [State] [Commonwealth] of ____________ and the Charter Documents of the Company, (ii) fully paid and nonassessable, (iii) not issued in violation of any preemptive rights, rights of first refusal or other similar rights and (iv) to our knowledge, were issued in compliance with the applicable provisions of federal and state securities laws; (c) except as disclosed pursuant to the Acquisition Agreement, no shares of Capital Stock of the Company were held in the treasury of the Company; and (d) the Stockholders owned all the issued and outstanding shares of Capital Stock of the Company free and clear, to our knowledge, of any Lien or adverse claim.

      12. The Certificate of Merger complies with the applicable law of the [State][Commonwealth] of ______________ and, following the filing thereof by the Surviving Corporation with the [Secretary of State] of the [State][Commonwealth] of ________________ and the payment of all applicable filing fees with respect thereto, the Merger will be effective at the Effective Time.

      In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Company and the Stockholders in connection with the negotiation, execution and delivery of the Acquisition Agreement and related matters, without any independent investigation by any lawyer of this Firm.

      [The opinions expressed in paragraph 1 [and paragraph 3] as to the qualification and good standing of [each of] the Company [and its subsidiaries] as a foreign corporation are based solely on our review of certificates of public officials of the relevant jurisdiction.] The Acquisition Agreement provides, except where otherwise specifically provided, that it is to be governed by and construed and enforced in accordance with the substantive laws of the State of New York. For purposes of our opinions expressed in paragraph 5 above, we have assumed, with your approval, that the laws of the State of New York are identical to the laws of the [State] [Commonwealth] of

TRIAD Medical Inc., et al.          -6-            ______________ ___, 1997

_____________, and no opinion is expressed herein as to any matter governed by any law other than the laws of the [State] [Commonwealth] of _____________ and the federal laws of the United States of America, each as in effect on the date hereof.

      The opinions expressed in paragraph 5 above are subject to the additional qualification that we express no opinion as to the enforceability of (a) any severability or reformation provisions contained in the Acquisition Agreement [or the Employment Agreement[s]], (b) any provisions in the Acquisition Agreement [or the Employment Agreement[s]] which purport to entitle a party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (c) any provisions of the Acquisition Agreement [or the Employment Agreement[s]] purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders or (d) any provisions of the Acquisition Agreement [or the Employment Agreement[s]] that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

      This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof This opinion is being furnished to you for use solely in connection with the transactions being consummated pursuant to the Acquisition Agreement and the Underwriting Agreement. No other use or distribution of this opinion may be made without our prior written consent, except that this opinion may be provided to and relied upon by _______________, as Agent, and the other [Lenders] parties to the [Credit Agreement] dated ______________ ___, 1997 with TRIAD.

                                          Very truly yours,

NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Wedbush Morgan Securities           -1-                    November 1, 1997

                                                                     EXHIBIT D

November 1, 1997

NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Wedbush Morgan Securities
      As Representatives of the Several Underwriters
c/o NationsBanc Montgomery Securities, Inc.
600 Montgomery Street
San Francisco, California 94111

RE:   TRIAD Medical Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is, or will be as of the closing of the Offering (as hereinafter defined), an owner of record or beneficially of certain shares of common stock, par value $.001 per share, of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for certain acquisitions. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities, Inc. ("Montgomery Securities") (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, distribute, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock (collectively, the "Securities") currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date two years after the date of the final prospectus relating to the Offering; PROVIDED, HOWEVER, that the undersigned shall not be restricted from any transfer of Securities to any Related Person (as hereinafter defined) of the undersigned but only if such transfer is made in compliance with all applicable federal and state securities laws and such Related Person agrees to be bound by

General Form

NationsBanc Montgomery Securities, Inc.
Smith Barney Inc.
Wedbush Morgan Securities           -2-                    November 1, 1997

the restrictions of this letter agreement pursuant to a written agreement delivered to Montgomery Securities at the address set forth above. For purposes hereof a "Related Person" shall have the meaning assigned to that term in the Company's Uniform Provisions for the Acquisition of the Founding Companies, in the form included as Exhibit 2.1 to the Registration Statement on Form S-1 relating to the Offering at the time that Registration Statement first becomes effective under the Securities Act of 1933, as amended. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned and shall be for the benefit of the Company and the underwriters for the Offering.

Printed Name of Holder


By:
Signature


Printed Name of Person Signing (AND INDICATE CAPACITY OF PERSON SIGNING IF SIGNING AS CUSTODIAN, TRUSTEE, OR ON BEHALF OF AN ENTITY)

General Form